AGREEMENT REGARDING SEVERANCE PAYMENTS


     THIS AGREEMENT REGARDING SEVERANCE PAYMENTS (the "Agreement"), made and entered into as of April 1, 1997, by and between DAMES & MOORE, INC., a Delaware corporation, (hereinafter called the "Corporation") and Mark
A. Snell (hereinafter called the "Executive").


                               WITNESSETH THAT:


     WHEREAS, the Corporation desires to provide certain severance benefits to Executive solely if Executive's employment is terminated under certain circumstances in connection with a Change of Control or following a termination of the employment of Arthur Darrow;

     WHEREAS, capitalized terms not otherwise defined shall have the meaning set forth in Paragraph 7;

     NOW, THEREFORE, the Corporation and the Executive, each intending to be legally bound, hereby mutually covenant and agree as follows:

     1.  Severance Benefit In Connection With Certain Terminations Following a
Termination of Arthur Darrow's Employment.     Subject to the limitations on
payment set forth in Paragraph 4, if (i) Executive's employment terminates prior to March 31, 2001 by reason of the discharge of the Executive by the Corporation other than for Cause, death or disability or by reason of the resignation of the Executive for Good Reason, and (ii) the Date of Termination with respect to such termination or resignation occurs within the one year period following the termination of Arthur Darrow's employment as President and Chief Executive Officer for any reason:

          1.1 The Corporation shall pay all Accrued Obligations to the Executive in a lump sum in cash within thirty (30) days after the Date of Termination; provided, however, that any portion of the Accrued Obligations which consists of bonus, deferred compensation, or incentive compensation shall be determined and paid in accordance with the terms of the relevant plan as applicable to the Executive;

          1.2 Within thirty (30) days after the Date of Termination, the Corporation shall pay to the Executive a lump sum equal to the sum of (A) the Executive's then current annual base salary and (B) the Executive's then current target annual bonus amount;

          1.3 For a period of one (1) year after the Date of Termination, the Corporation shall continue to provide benefits to the Executive and/or the Executive's family at least equal to those which would have been provided to them in accordance with the executive benefit plans, programs and arrangements then in effect with respect to Executive; provided, however, that the Executive may elect at any time, by written notice to the Corporation, to irrevocably surrender any or all of such remaining benefits and to receive in lieu thereof a cash payment in an amount equivalent to the value of the surrendered benefits, as determined by a nationally recognized certified public accounting firm designated by the Executive;

          1.4 All long-term incentive compensation awards to the Executive, including (but not by way of limitation) all equity-based incentive compensation awards (such as (A) options to purchase stock of the Corporation, (B) restricted stock of the Corporation, or (C) similar equity-based units or interests) shall, if not otherwise vested, vest in full upon such termination of employment; and

          1.5 The Corporation shall, at its sole expense, provide the Executive with outplacement services the scope and provider of which shall be selected by the Executive; provided, however, the aggregate amount paid by the Corporation for such outplacement services shall not exceed 15% of the Executive's base salary as of the Date of Termination.

     2.  Severance Benefit In Connection With Certain Resignations
Following a Change of Control. Subject to the limitations on payment set forth in Paragraph 4, in the event that (i) Executive's employment terminates prior to March 31, 2001 by reason of the resignation of the Executive for any reason (other than Good Reason) during the period of one (1) month which begins twelve (12) months after the occurrence of a Change of Control, and
(ii) Arthur Darrow has resigned during such one (1) month period for any reason (other than Good Reason, as defined in his employment agreement with the Corporation dated as of April 1, 1997 (the "Darrow Agreement")) pursuant to Paragraph 9(b) of the Darrow Agreement, Executive shall be entitled to the benefits described in Paragraph 1 except that:

          2.1  The lump sum payable under Paragraph 1.2 shall be equal to two
(2) times the sum of (A) the Executive's then current annual base salary and
(B) the Executive's then current target annual bonus amount; and

          2.2 The period during which benefits shall be provided pursuant to paragraph 1.3 shall be equal to two (2) years.

     3.  Severance Benefit In Connection With Certain Terminations Without
Cause or Resignations for Good Reason Following A Change of Control.    In the
even that Executive's employment terminates prior to March 31, 2001 by reason of the discharge of the Executive by the Corporation other than for Cause, death or disability or by reason of the resignation of the Executive for Good Reason, and the Date of Termination with respect to such termination or resignation occurs within the two year period following a Change of Control, Executive shall be entitled to the benefits described in Paragraph 1 (but not the benefits described in Paragraph 2) except that:

          3.1  The lump sum payable under Paragraph 1.2 shall be equal to three
(3) times the sum of (A) the Executive's then current annual base salary and
(B) the Executive's then current target annual bonus amount;

          3.2 the period during which benefits shall be provided pursuant to paragraph 1.3 shall be equal to three (3) years;

          3.3  the limitations set forth in Paragraph 4 shall not apply; and

          3.4  the provisions of Paragraph 5 shall apply.


     4.  Limitations on Payment.

          4.1 Except as provided in Paragraph 3, in the event that (i) the Executive's employment is terminated (whether by the Company or by the Executive) and the Executive is entitled to the benefits described in Paragraph 1 or 2, and (ii) any payment or benefit (within the meaning of Section 280G(b)(2) of the Internal Revenue Code of 1986, as amended (the "Code")), to the Executive or for the Executive's benefit paid or payable or distributed or distributable pursuant to the terms of this Agreement or otherwise in connection with, or arising out of, the Executive's employment with the Corporation or any of its subsidiaries or a Change of Control (a "Payment" or "Payments"), would be subject to the excise tax imposed by
Section 4999 of the Code (the "Section 4999 Excise Tax"), then such Payments shall be reduced (but not below zero) but only to the extent necessary that no portion thereof shall be subject to the Section 4999 Excise Tax (the "Section 4999 Limit"). Unless the Executive shall have given prior written notice specifying a different order to the Corporation to effectuate the limitations described in the preceding sentence, the Corporation shall reduce or eliminate the Payments by first reducing or eliminating those Payments or benefits which are not payable in cash and then by reducing or eliminating cash Payments, in each case in reverse order beginning with payments or benefits which are to be paid the farthest in time from the Determination (as hereinafter defined). Any notice given by the Executive pursuant to the preceding sentence shall take precedence over the provisions of any other plan, arrangement or agreement governing the Executive's rights and entitlements to any benefits or compensation.

          4.2 All determinations required to be made under this Paragraph 4 (each, a "Determination") shall be made, at the Corporation's expense, by KPMG Peat Marwick (the "Accounting Firm"). In the event of a Change of Control, if the Accounting Firm is serving as accountant or auditor for the individual, entity or group effecting the Change of Control, the Executive shall appoint another nationally recognized accounting firm to make the determinations required hereunder (which accounting firm shall then be referred to as the Accounting Firm hereunder). The Accounting Firm shall provide its calculations, together with detailed supporting documentation, both to the Corporation and to the Executive within fifteen (15) calendar days after the date on which the Executive's right to a Payment hereunder was triggered (if requested at that time by the Corporation or the Executive) or such other time as requested by the Corporation or the Executive (in either case provided that the Corporation or the Executive believes in good faith that any of the Payments may be subject to the Section 4999 Excise Tax); provided, however, that if the Accounting Firm determines that no Section 4999 Excise Tax is payable by the Executive with respect to a Payment or Payments, it shall furnish the Executive with an opinion reasonably acceptable to the Executive that no Section 4999 Excise Tax will be imposed with respect to any such Payment or Payments. Any good faith determination by the Accounting Firm shall be final, binding and conclusive upon the Corporation and the Executive.

          4.3 As a result of the uncertainty in the application of Sections 4999 and 280G of the Code, it is possible that the Payments either will have been made or will not have been made by the Corporation, in either case in a manner inconsistent with the limitations provided in Paragraph 4.1 (an
"Excess Payment" or "Underpayment", respectively). If it is established pursuant to (i) a final determination of a court for which all appeals have been taken and finally resolved or the time for all appeals has expired, or
(ii) an Internal Revenue Service (the "IRS") proceeding which has been finally and conclusively resolved, that an Excess Payment has been made, such Excess Payment shall be deemed for all purposes to be a loan to the Executive made on the date the Executive received the Excess Payment and the Executive shall repay the Excess Payment to the Corporation on demand, together with interest on the Excess Payment at the applicable federal rate (as defined in Section 1274(d) of the Code) from the date of the Executive's receipt of such Excess Payment until the date of such repayment. If it is determined by (i) the Accounting Firm, the Corporation (which shall include the position taken by the Corporation, together with its consolidated group, on its federal income tax return) or the IRS, (ii) pursuant to a determination by a court, or (iii) upon the resolution to the Executive's satisfaction of any dispute, that an Underpayment has occurred, the Corporation shall pay an amount equal to the Underpayment to the Executive within ten (10) calendar days of such determination or resolution, together with interest on such amount at the applicable federal rate from the date such amount should have been paid to the Executive pursuant to the terms of this Agreement or otherwise, but for the operation of this Paragraph 4, until the date of payment.

     5. Certain Additional Payments by the Corporation. If, and only if, Executive's employment terminates prior to March 31, 2001 by reason of the discharge of the Executive by the Corporation other than for Cause, death or disability or by reason of the resignation of the Executive for Good Reason and the Date of Termination with respect to such termination or resignation occurs within the two year period following a Change of Control, the provisions of this Paragraph 5 shall apply.

          5.1 If the provisions of this Paragraph 5 apply, in the event it shall be determined that any Payment (determined without regard to any additional payments required under this Paragraph 5) would be subject to the
Section 4999 Excise Tax or if any interest or penalties are incurred by the Executive with respect to such excise tax (such excise tax, together with any such interest and penalties, being hereinafter collectively referred to as the "Excise Tax"), then the Executive shall be entitled to receive an additional payment (a "Gross-Up Payment") in an amount such that, after payment by the Executive of all taxes (including any interest or penalties imposed with respect to such taxes), including, without limitation, any income taxes (and any interest and penalties imposed with respect thereto) and Excise Tax imposed upon the Gross-Up Payment, the Executive retains an amount of the Gross-Up Payment equal to the Excise Tax imposed upon the Payment described above.

          5.2 Subject to the provisions of paragraph 5.3, below, all determinations required to be made under this Paragraph 5, including whether and when a Gross-Up Payment is required and the amount of such Gross-Up Payment and the assumptions to be utilized in arriving at such determination, shall be made by the Accounting Firm, which shall provide detailed supporting calculations both to the Corporation and the Executive within fifteen (15) business days of the receipt of notice from the Executive that there has been a Payment, or such earlier time as is requested by the Corporation. All fees and expenses of the Accounting Firm shall be borne solely by the Corporation. Any Gross-Up Payment, as determined pursuant to this Paragraph 5, shall be paid by the Corporation to the Executive within five (5) days of the receipt of the Accounting Firm's determination. If the Accounting Firm determines that no Excise Tax is payable by the Executive, it shall furnish the Executive with a written opinion that failure to report the Excise Tax on the Executive's applicable federal income tax return would not result in the imposition of a negligence or similar penalty. Any good faith determination by the Accounting Firm shall be binding upon the Corporation and the Executive. As a result of the uncertainty in the application of Section 4999 of the Code at the time of the initial determination by the Accounting Firm hereunder, it is possible that Gross-Up Payments which will not have been made by the Corporation should have been made ("Underpayment"), consistent with the calculations required to be made hereunder. In the event that the Corporation exhausts its remedies pursuant to paragraph 5.3, below, and the Executive thereafter is required to make a payment of any Excise Tax, the Accounting Firm shall determine the amount of the Underpayment that has occurred and any such Underpayment shall be promptly paid by the Corporation to or for the benefit of the Executive.

          5.3 The Executive shall notify the Corporation in writing of any claim by the Internal Revenue Service that, if successful, would require the payment by the Corporation of a Gross-Up Payment. Such notification shall be given as soon as practicable but no later than fifteen (15) business days after the Executive is informed in writing of such claim and shall apprise the Corporation of the nature of such claim and the date on which such claim is requested to be paid. The Executive shall not pay such claim prior to the expiration of the thirty (30) day period following the date on which Executive gives such notice to the Corporation (or such shorter period ending on the date that any payment of taxes with respect to such claim is due). If the Corporation notifies the Executive in writing prior to the expiration of such period that it desires to contest such claim, the Executive shall:

               (i) Give the Corporation any information reasonably requested by the Corporation relating to such claim,

               (ii) Take such action in connection with contesting such claim as the Corporation shall reasonably request in writing from time to time, including, without limitation, accepting legal representation with respect to such claim by an attorney reasonably selected by the Corporation,

               (iii) Cooperate with the Corporation in good faith in order effectively to contest such claim, and

               (iv) Permit the Corporation to participate in any proceedings relating to such claim;

provided, however, that the Corporation shall bear and pay directly all costs and expenses (including additional interest and penalties) incurred in connection with such contest and shall indemnify and hold the Executive harmless, on an after-tax basis, for any Excise Tax or income tax (including interest and penalties with respect thereto) imposed as a result of such representation and payment of costs and expenses. Without limiting the foregoing provisions of this paragraph 5.3, the Corporation shall control all proceedings taken in connection with such contest and, at its sole option, may pursue or forego any and all administrative appeals, proceedings, hearings and conferences with the taxing authority in respect of such claim and may, at its sole option, either direct the Executive to pay the tax claimed and sue for a refund or contest the claim in any permissible manner; and the Executive agrees to prosecute such contest to a determination before any administrative tribunal, in a court of initial jurisdiction and in one or more appellate courts, as the Corporation shall determine; provided, however, that if the Corporation directs the Executive to pay such claim and sue for a refund, the Corporation shall advance the amount of such payment to the Executive on an interest-free basis and shall indemnify and hold the Executive harmless, on an after-tax basis, from any Excise Tax or income tax (including interest or penalties with respect thereto) imposed with respect to such advance or with respect to any imputed income with respect to such advance; and further provided that any extension of the statute of limitations relating to payment of taxes for the taxable year of the Executive with respect to which such contested amount is claimed to be due is limited solely to such contested amount. Furthermore, the Corporation's control of the contest shall be limited to issues with respect to which a Gross-Up Payment would be payable hereunder and the Executive shall be entitled to settle or contest, as the case may be, any other issue raised by the Internal Revenue Service or any other taxing authority.

          5.4 If, after the receipt by the Executive of an amount advanced by the Corporation pursuant to paragraph 5.3, above, the Executive becomes entitled to receive any refund with respect to such claim, the Executive shall (subject to the Corporation's complying with the requirements of said paragraph 5.3) promptly pay to the Corporation the amount of such refund (together with any interest paid or credited thereon, after taxes applicable thereto). If, after the receipt by the Executive of an amount advanced by the Corporation pursuant to said paragraph 5.3, a determination is made that the Executive shall not be entitled to any refund with respect to such claim and the Corporation does not notify the Executive in writing of its intent to contest such denial of refund prior to the expiration of thirty (30) days after such determination, then such advance shall be forgiven and shall not be required to be repaid; and the amount of such advance shall offset, to the extent thereof, the amount of the Gross-Up Payment required to be paid.

     6. Covenants of the Executive. In order to induce the Corporation to enter into this Agreement, the Executive hereby agrees as follows:

          6.1 Non-Competition. The Executive hereby agrees with the Corporation that during the term of his employment hereunder, and in certain instances, as provided below, for a period following termination of his employment hereunder, (i) he shall not, directly or indirectly, engage in, or be employed by, or act as a consultant to, or be a director, officer, owner or partner of, or acquire any interest in (other than an interest of 1% or less in the outstanding capital stock of a publicly traded corporation), any business activity or entity which competes with the Corporation or any of its subsidiaries, (ii) he shall not solicit any employee of the Corporation or any of its subsidiaries to leave the employment thereof or in any way interfere with the relationship of such employee with the Corporation or its subsidiaries, unless he believes in good faith that such action during the term of his employment by the Corporation is in the best interests of the Corporation, and (iii) he shall not induce or attempt to induce any customer, supplier, licensee or other individual, corporation or other business organization having a business relation with the Corporation or its subsidiaries to cease doing business with the Corporation or its subsidiaries or in any way interfere with the relationship between any such customer, supplier, licensee or other person and the Corporation or its subsidiaries; provided, however, that as to the period after termination of the Executive's employment hereunder, the restrictive covenants set forth in this paragraph 6 shall apply only for that time period for which the Executive has received or is receiving the severance benefits described in paragraphs 1.2 and 1.3, 3.1 and 3.2, or 2.1 and 2.2; but provided further that at any time following the termination of employment hereunder, the Executive shall be released from said restrictive covenants if he waives further payment of benefits under said paragraphs and repays to the Corporation that portion of any benefits already received under those paragraphs which corresponds to any period of time which has not yet elapsed.

          6.2 Enforcement. The Executive recognizes that the provisions of this Paragraph 6 are vitally important to the continuing welfare of the Corporation and its subsidiaries and that money damages would constitute an inadequate remedy for any violation thereof. Accordingly, in the event of any such violation by the Executive, the Corporation and its subsidiaries, in addition to any other remedies they may have, shall have the right to institute and maintain a proceeding to compel specific performance thereof or to seek an injunction restraining any action by the Executive in violation of this Paragraph 6.

     7. Definitions. For purposes of this Agreement, the following capitalized terms shall have the meanings set forth below:

          7.1 "Accrued Obligations" shall mean, as of the Date of Termination, the sum of (A) the Executive's base salary through the Date of Termination to the extent not theretofore paid, (B) the amount of any bonus, incentive compensation, deferred compensation and other cash compensation accrued by the Executive as of the Date of Termination to the extent not theretofore paid and (C) any vacation pay, expense reimbursements and other cash entitlements accrued by the Executive as of the Date of Termination to the extent not theretofore paid. For the purpose of this definition, amounts shall be deemed to accrue ratably over the period during which they are earned, but no discretionary compensation shall be deemed earned or accrued until it is specifically approved by the board of directors of the Corporation (the "Board") in accordance with the applicable plan, program or policy.

          7.2 "Cause" shall mean (A) the Executive's continued failure to perform substantially the duties of his employment, (B) the Executive's engaging in illegal conduct or gross misconduct which is materially injurious to the Corporation, or (C) the conviction of the Executive with respect to any crime or criminal offense involving dishonesty or fraud, or any felony other than DUI. Notwithstanding the foregoing, no act or omission by the Executive shall constitute Cause pursuant to part (A) of the previous sentence unless the Corporation has given detailed written notice thereof to the Executive, and the Executive has failed to remedy such act or omission within a reasonable time after receiving such notice.

          7.3  "Change of Control"  shall mean:

               7.3.1 The acquisition by any individual, entity or group (within the meaning of Section 13(d)(3) or 14(d)(2) of the Securities Exchange Act of 1934, as amended (the "Exchange Act")) (a "Person") of beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of 30% or more of the combined voting power of the then outstanding voting securities of the Corporation entitled to vote generally in the election of directors (the "Corporation Voting Securities"); provided, however, that (X) any acquisition by or from the Corporation or any of its subsidiaries, (Y) any acquisition by any employee benefit plan (or related trust) sponsored or maintained by the Corporation or any of its subsidiaries or (Z) any acquisition by any corporation with respect to which, following such acquisition, more than 70% of the combined voting power of the then outstanding voting securities of such corporation entitled to vote generally in the election of directors is then beneficially owned, directly or indirectly, by all or substantially all of the individuals and entities who were the beneficial owners of the Corporation Voting Securities immediately prior to such acquisition in substantially the same proportion as their ownership, immediately prior to such acquisition of the Corporation Voting Securities shall not constitute a Change of Control; or

               7.3.2 Individuals who, as of the date hereof, constitute the Board (the "Incumbent Board") ceasing for any reason to constitute at least two-thirds of the Board, provided that any individual becoming a director subsequent to the date hereof whose election, or nomination for election by the Corporation's shareholders, was approved by a vote of at least a majority of the directors then comprising the Incumbent Board shall be considered as though such individual were a member of the Incumbent Board, but excluding, for this purpose, any such individual whose initial assumption of office is in connection with an actual or threatened election contest relating to the election of the directors of the Corporation; or

               7.3.3 Approval by the shareholders of the Corporation of a reorganization, merger or consolidation (a "Business Combination") with respect to which all or substantially all of the individuals and entities who were the respective beneficial owners of the then outstanding shares of capital stock of the Corporation (the "Outstanding Corporation Capital Stock") and Corporation Voting Securities immediately prior to such Business Combination do not, following such Business Combination, beneficially own, directly or indirectly, more than 70% of, respectively, the then outstanding shares of capital stock and the combined voting power of the then outstanding voting securities entitled to vote generally in the election of directors, as the case may be, of the corporation resulting from the Business Combination in substantially the same proportion as their ownership immediately prior to such Business Combination of the Outstanding Corporation Capital Stock and Corporation Voting Securities, as the case may be; or

               7.3.4 (i) A complete liquidation or dissolution of the Corporation or (ii) a sale or other disposition of all or substantially all of the assets of the Corporation other than to a corporation with respect to which, following such sale or disposition, more than 70% of, respectively, the then outstanding shares of capital stock and the combined voting power of the then outstanding voting securities entitled to vote generally in the election of directors is then owned beneficially, directly or indirectly, by all or substantially all of the individuals and entities who were the beneficial owners, respectively, of the Outstanding Corporation Capital Stock and Corporation Voting Securities immediately prior to such sale or disposition in substantially the same proportion as their ownership of the Outstanding Corporation Capital Stock and Corporation Voting Securities, as the case may be, immediately prior to such sale or disposition.

          7.4 "Date of Termination" shall mean in the event of a discharge of the Executive without Cause or a resignation by the Executive, the date specified in the written notice to the Executive (in the case of discharge) or the Corporation (in the case of resignation), which date shall be no less than sixty (60) days from the date of such written notice.

          7.5 "Good Reason" shall mean (i) any assignment to the Executive of any duties inconsistent with the Executive's positions with the Corporation as of the date of this Agreement, (ii) any action by the Corporation which results in diminution in such positions, authority, duties or responsibilities, or (iii) any reduction by the Corporation of Executive's base salary, excluding for this purpose in each case any action not taken in bad faith and which is remedied by the Corporation promptly after receipt of written notice thereof given by the Executive in accordance with Paragraph 10.

     8. No Set-Off or Mitigation. The Corporation's obligation to make the payments provided for in this Agreement and otherwise to perform its obligations hereunder shall not be affected by any set-off, counterclaim, recoupment, defense or other claim, right or action which the Corporation may have against the Executive or others. In no event shall the Executive be obligated to seek other employment or take any other action by way of mitigation of the amounts payable to the Executive under any of the provisions of this Agreement and such amounts shall not be reduced whether or not the Executive obtains other employment.

     9. Binding Effect. This Agreement shall be binding upon and inure to the benefit of the heirs and representatives of the Executive and the successors and assigns of the Corporation. The Corporation shall require any successor (whether direct or indirect, by purchase, merger, reorganization, consolidation, acquisition of property or stock, liquidation, or otherwise) to all or a substantial portion of its assets, by agreement in form and substance reasonably satisfactory to the Executive, expressly to assume and agree to perform this Agreement in the same manner and to the same extent that the Corporation would be required to perform this Agreement if no such succession had taken place. Regardless of whether such an agreement is executed, this Agreement shall be binding upon any successor of the Corporation in accordance with the operation of law, and such successor shall be deemed the "Corporation" for purposes of this Agreement.

     10. Notices. All notices, requests, demands and other communications hereunder shall be in writing and shall be deemed to have been duly given if delivered by hand or mailed within the continental United States by first class certified mail, return receipt requested, postage prepaid, addressed as follows:

          (a)  If to the Board or the Corporation, to:

               Dames & Moore, Inc.
               911 Wilshire Boulevard, Suite 700
               Los Angeles, California  90017
               Attention: Chief Human Resources Officer

          (b)  If to the Executive, to:

               Mr. Mark A. Snell
               259 Belmont Avenue
               Long Beach, California 90803

If delivered by hand, a notice shall deemed to be delivered when received; if delivered by first class certified mail as described above, a notice shall be deemed to be delivered three (3) days following the date it was mailed. Such addresses may be changed by written notice sent to the other party at the last recorded address of that party.

     11. Tax Withholding. The Corporation shall provide for the withholding of any taxes required to be withheld by federal, state, or local law with respect to any payment in cash, shares of stock and/or other property made by or on behalf of the Corporation to or for the benefit of the Executive under this Agreement or otherwise. The Corporation may, at its option: (a) withhold such taxes from any cash payments owing from the Corporation to the Executive,
(b) require the Executive to pay to the Corporation in cash such amount as may be required to satisfy such withholding obligations and/or (c) make other satisfactory arrangements with the Executive to satisfy such withholding obligations.

     12. Arbitration. Except as to actions described in Paragraph 6.2, any controversy or claim arising out of or relating to this Agreement or the breach hereof shall be settled by arbitration in Los Angeles, California in accordance with the laws of the State of California. The arbitration shall be conducted in accordance with the rules of the American Arbitration Association. The costs and expenses of the arbitrator(s) shall be borne equally by the Corporation and the Executive. The award of the arbitrator(s) shall be binding upon the parties. Judgment upon the award rendered by the arbitrator(s) may be entered in any court having jurisdiction.

     13. No Assignment. Except as otherwise expressly provided herein, this Agreement is not assignable by any party and no payment to be made hereunder shall be subject to anticipation, alienation, sale, transfer, assignment, pledge, encumbrance or other charge.

     14. Execution in Counterparts. This Agreement may be executed by the parties hereto in two (2) or more counterparts, each of which shall be deemed to be an original, but all such counterparts shall constitute one and the same instrument, and all signatures need not appear on any one counterpart.

     15. Jurisdiction and Governing Law. Except as provided in Paragraph 12, jurisdiction over disputes with regard to this Agreement shall be exclusively in the courts of the State of California located in the county of Los Angeles, and this Agreement shall be construed and interpreted in accordance with and governed by the laws of the State of California, other than the conflict of laws provisions of such laws. Each party agrees that venue will be proper in the courts described in the previous sentence and waives any objection based upon forum non conveniens. The choice of forum set forth in this Paragraph shall not be deemed to preclude the enforcement of any judgment so obtained in any other forum.

     16. Severability. If any provision of this Agreement shall be adjudged by any court of competent jurisdiction to be invalid or unenforceable for any reason, such judgment shall not affect, impair or invalidate the remainder of this Agreement. Furthermore, if the scope of any restriction or requirement contained in this Agreement is too broad to permit enforcement of such restriction or requirement to its full extent, then such restriction or requirement shall be enforced to the maximum extent permitted by law, and the Executive consents and agrees that any court of competent jurisdiction may so modify such scope in any proceeding brought to enforce such restriction or requirement.

     17. Other Benefits. This Agreement does not provide a pension for Executive nor shall any payment hereunder be characterized as deferred compensation. Except as set forth in paragraph 4, neither the provisions of this Agreement nor the payments provided for hereunder shall reduce any amounts otherwise payable, or in any way diminish Executive's rights as an employee, whether existing now or hereafter, under any benefit, incentive, retirement, stock option, stock bonus or stock purchase plan or any employment agreement or other plan or arrangement not related to severance. Any such other amounts or benefits payable shall be included, as necessary, for making any of the calculations required under paragraph 4.

     18. Employment Status. This Agreement does not constitute a contract of employment or impose on Executive any obligation to remain in the employ of the Corporation, nor does it impose on the Corporation any obligation to retain Executive in his present or any other position, or to change the status of Executive's employment as an employee at will. Nothing in this Agreement shall in any way require the Corporation to provide Executive with any severance benefits except as expressly provided herein, nor shall this Agreement ever be construed in any way as establishing any policies or requirements of the Corporation for the termination of Executive's employment or the payment of severance benefits to Executive if Executive's employment terminates except as expressly provided herein, nor shall anything in this Agreement in any way affect the right of the Corporation in its absolute discretion to change one or more benefit plans, including but not limited to pension plans, dental plans, health care plans, savings plans, bonus plans, vacation pay plans, disability plans, and the like.

     19. Prior Understandings. This Agreement embodies the entire understanding of the parties hereto and supersedes all other oral or written agreements or understandings between them regarding the subject matter hereof. No change, alteration or modification hereof may be made except in a writing, signed by each of the parties hereto. The headings in this Agreement are for convenience and reference only and shall not be construed as part of this Agreement or to limit or otherwise affect the meaning hereof.

     20. Termination. This Agreement shall terminate on March 31, 2001; provided, however, if Executive's employment has terminated prior to such date, the Corporation's and the Executive's rights and obligations under this Agreement with respect to such termination (if any) shall survive the termination of this Agreement.

          IN WITNESS WHEREOF, the parties hereto have executed and delivered this Agreement as of the day and year first above written.

                                   DAMES & MOORE, INC.



                                   By: Arthur C. Darrow
                                       __________________________

                                   Title: Chief Executive Officer
                                          _______________________


                                   MARK A. SNELL


                                   Mark A. Snell
                                   ______________________________